UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2017

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

	22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 21, 2017, Stéphane Biehler, Morningstar, Inc.’s chief financial officer, notified Morningstar that he is resigning from his position effective March 10, 2017, to join a Chicago-based trading firm. Morningstar has appointed Kunal Kapoor, the company’s chief executive officer, as interim chief financial officer effective March 10, 2017.  The company will begin a search for a new chief financial officer immediately.

Separately, on February 24, 2017, Paul Sturm notified Morningstar of his decision not to stand for re-election to Morningstar’s board of directors when his term expires at the company’s 2017 annual shareholders’ meeting.

Item 8.01.  Other Events.

On February 24, 2017, Morningstar issued a press release announcing that its board of directors has approved a quarterly cash dividend of 23 cents per share payable April 28, 2017 to shareholders of record as of April 7, 2017.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit No.	Description

99.1	Press Release dated February 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: February 27, 2017	By:	/s/ Patrick J. Maloney
	Name:	Patrick J. Maloney
	Title:	General Counsel